China Education Alliance, Inc. Announces Proposed Public Offering of Common Stock
 Source: China Education Alliance, Inc.

HARBIN, China, Sept. 23 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE Amex: CEU) announced today that it intends to offer, subject to market and other  conditions, $17,391,304 of shares of its common stock. In connection with this offering, China Education will grant the underwriters an option to purchase an additional $2,608,696 of shares of common stock to cover any over-allotments.

China Education intends to use the proceeds from this offering to fund its operations and for general corporate purposes, such as additions to working capital, expansion of its business through internal growth or acquisitions, although it has no current commitments or agreements with respect to any such investments or acquisitions as of the date of this press release. Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM) will act as the sole book-running manager for the offering. The offering will be made under China Education's effective shelf registration statement previously filed with the Securities and Exchange Commission (the "SEC"). Prospective investors should read the preliminary prospectus supplement and the shelf registration statement for more complete information about China Education and the offering. Copies of the  preliminary prospectus supplement and the accompanying prospectus and,  when available, copies of the final prospectus supplement will be  available on the SEC's website, www.sec.gov, and by contacting Rodman & Renshaw LLC, at 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, or by telephone at (212) 430-1710.

This news release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus.

About the Company

China Education Alliance, Inc. (NYSE Amex: CEU) is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental, online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line, downloadable, famous teachers resources and on-site face-to-face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. For more information about China Education Alliance, please visit http://www.chinaeducationalliance.com ..

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties include, without limitation, its dependence on the PRC government’s educational policies and programs, PRC rules and regulations in a planned economy, seasonality of business, dependence on senior officers to expand its business, ability to protect its intellectual property rights, inflation, success of acquisitions, the impact of price controls, the lack of sufficient business insurance, and fluctuations of exchange rates.  In particular, careful consideration should be given to cautionary statements made in the various reports that China Education has filed with the SEC. China Education undertakes no duty to update or revise these forward-looking statements.

For further information, contact:

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